UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 840-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On May 4, 2011, Linn Energy, LLC (the “Company”) entered into, through one of its wholly-owned subsidiaries, a definitive purchase agreement (the “Agreement”) with Panther Energy Company, LLC and Red Willow Mid-Continent, LLC to acquire 40 percent of their oil and natural gas properties located in Ochiltree and Lipscomb Counties, Texas and Ellis County, Oklahoma (the “Acquisition”) for a contract price of $220 million, subject to closing conditions. The Company anticipates the acquisition will close on or before June 1, 2011, and will be financed with net proceeds from a private offering by the Company and its subsidiary, Linn Energy Finance Corp., of $750 million in aggregate principal amount of senior unsecured notes due 2019 (the “Notes Offering”). There can be no assurance that all of the conditions to closing the Acquisition will be satisfied.
     A copy of the press release announcing the Acquisition is attached hereto as Exhibit 99.1.

Item 7.01.	Regulation FD
          On May 9, 2011, the Company announced the following updated guidance for the second quarter and full year 2011, giving effect to the expected impact of the Acquisition and Notes Offering:

	Guidance Issued		Revised Guidance for
	April 28, 2011		Acquisition, Notes Offering (4)
($ in millions, except per unit amounts)	Q2 2011E	FY 2011E	Q2 2011E	FY 2011E
Production (Mmcfe/d)	350	360	355	370
Adjusted EBITDA (1)	$245	$985	$265	$1,035
Distributable Cash Flow	$154	$613	$168	$632
Distributable Cash Flow / Unit (2)	$0.87	$3.53	$0.95	$3.64
Distribution Coverage Ratio (2)(3)	1.32x	1.34x	1.44x	1.38x

(1)	Includes effects of the Company’s hedge positions, cash flow adjustment from acquisition and divestiture activities and other expenses.

(2)	Assumes 176.8 and 173.7 million units outstanding for Q2 2011 and full-year 2011, respectively.

(3)	Based on current quarterly distribution of $0.66 per unit or $2.64 per unit on an annualized basis.

(4)	Assumed strip pricing for crude of $100/Bbl for May-December 2011 and for natural gas of $4.25/Mcf for May-June and $4.35 for July-December 2011. Pro forma for $55 million adjusted EBITDA impact of pending Texas Panhandle acquisition and current bond issuance with gross proceeds of $750 million principal at par, net of underwriting fees and additional fees of approximately 375 thousand.
          On May 9, 2011, the Company updated certain information with respect to its pro forma proved reserves and average daily production to give effect to the acquisitions that have been completed during 2011 as well as pending acquisitions (including the Acquisition):

				Average Daily
	Pro Forma			Production for
	Proved			the Year Ended
	Reserves	% Natural	% Proved	December 31,
Region	(Bcfe)(1)	Gas	Developed	2010 (MMcfe/d)
Mid-Continent Deep	1,117	66%	57%	133
Mid-Continent Shallow	649	24%	68%	66
Permian Basin	525	22%	46%	31
Michigan	259	99%	87%	21

				Average Daily
	Pro Forma			Production for
	Proved			the Year Ended
	Reserves	% Natural	% Proved	December 31,
Region	(Bcfe)(1)	Gas	Developed	2010 (MMcfe/d)
California	189	6%	94%	14
Williston Basin	94	10%	30%	—

Total	2,833	46%	62%	265

(1)	Proved reserves were calculated at the reserve report dates and using the commodity prices set forth below, which represent the unweighted average of the first-day-of-the-month prices for each of the 12-months immediately preceding the reserve report date set forth below. The reserve report date for each of the completed acquisitions listed below is the first day of the month closest to the closing date of such acquisition. The reserve report date for each of the pending acquisitions is the first day of the month closest to the anticipated closing date of such acquisition.

		Commodity Prices
	Reserve Report	Natural Gas
Properties	As of Date	($/MMBtu)	Oil ($/Bbl)
Legacy Oil and Natural Gas Assets	12/31/10	4.38	79.29
2011 Acquisitions:
Concho Acquisition	04/01/11	4.10	83.17
Permian 1 Acquisition	04/01/11	4.10	83.17
Permian 2 Acquisition	04/01/11	4.10	83.17
Williston 1 Acquisition	05/01/11	4.14	85.18
Williston 2 Acquisition (pending)	05/01/11	4.14	85.18
Texas Panhandle Acquisition (pending)	06/01/11	4.18	87.44
     On May 9, 2011, the Company provided updated information summarizing open hedge positions as of May 6, 2011, and representing, as of such date, derivatives in place through December 31, 2015, on annual production volumes:

	May 7 to
	December 31,
	2011	2012	2013	2014	2015
Natural Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	18,609	49,410	50,278	54,202	53,837
Average Price ($/MMBtu)	$9.50	$5.97	$5.96	$5.93	$5.95
Puts:
Hedged Volume (MMMBtu)	11,293	25,364	25,295	23,178	23,178
Average Price ($/MMBtu)	$5.98	$6.25	$6.25	$5.00	$5.00
PEPL Puts:(1)
Hedged Volume (MMMBtu)	7,735	—	—	—	—
Average Price ($/MMBtu)	$8.50	$—	$—	$—	$—
Total:
Hedged Volume (MMMBtu)	37,637	74,774	75,573	77,380	77,015
Average Price ($/MMBtu)	$8.24	$6.07	$6.06	$5.65	$5.66
Oil Positions:
Fixed Price Swaps:(2)
Hedged Volume (MBbls)	3,722	7,466	7,683	8,121	2,738
Average Price ($/Bbl)	$91.06	$94.33	$97.83	$94.70	$92.84

	May 7 to
	December 31,
	2011	2012	2013	2014	2015
Puts:
Hedged Volume (MBbls)	1,568	2,196	2,190	—	—
Average Price ($/Bbl)	$75.00	$75.00	$75.00	$—	$—
Collars:
Hedged Volume (MBbls)	184	—	—	—	—
Average Floor Price ($/Bbl)	$90.00	$—	$—	$—	$—
Average Ceiling Price ($/Bbl)	$112.25	$—	$—	$—	$—
Total:
Hedged Volume (MBbls)	5,474	9,662	9,873	8,121	2,738
Average Price ($/Bbl)	$86.42	$89.93	$92.76	$94.70	$92.84
Natural Gas Basis Differential Positions:
PEPL Basis Swaps:(1)
Hedged Volume (MMMBtu)	20,732	37,735	38,854	42,194	42,194
Hedged Differential ($/MMBtu)	$(0.96)	$(0.89)	$(0.89)	$(0.39)	$(0.39)
Oil Timing Differential Positions:
Trade Month Roll Swaps:(3)
Hedged Volume (MBbls)	1,380	5,490	5,475	5,475	—
Hedged Differential ($/Bbl)	$0.22	$0.22	$0.22	$0.22	$—

(1)	The Company uses puts and basis swaps, which settle on the Panhandle Eastern Pipeline, or PEPL, spot price of natural gas, to hedge basis differential associated with natural gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	As presented in the table above, the Company has certain outstanding fixed price oil swaps on 14,750 Bbls of daily production which may be extended annually at a price of $100.00 per Bbl for each of the years ending December 31, 2015, December 31, 2016, and December 31, 2017, if the counterparties determine that the strike prices are in-the-money on a designated date in each respective preceding year. The extension for each year is exercisable without respect to the other years.

(3)	The Company uses trade month roll swaps to hedge timing risk associated with the sales price of oil in the Mid-Continent Deep, Mid-Continent Shallow and Permian Basin regions. In these regions, the Company generally sells oil for the delivery month at a sales price based on the average NYMEX price of light oil during that month, plus an adjustment calculated as a spread between the weighted average prices of the delivery month, the next month and the following month during the period when the delivery month is prompt (the “trade month roll”). Swaps for 2011 hedge production volumes for October through December.
     This current report includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to forward-looking statements about the Acquisition, Notes Offering and future distribution coverage ratios and other guidance included in this report. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to market conditions, satisfaction of closing conditions, the Company’s financial performance and results, future equity issuances, changes in distribution levels and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 8.01.	Other Events
     On May 9, 2011, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.
     On May 9, 2011, the Company issued a press release announcing the Notes Offering. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release of Linn Energy, LLC dated May 9, 2011.

99.2	Press Release of Linn Energy, LLC dated May 9, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
Date: May 9, 2011	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and Corporate Secretary